NDE ENVIRONMENTAL CORPORATION
              1996 ANNUAL REPORT ON FORM 10-KSB/A (Amendment No.1)
                                    Exhibits




Exhibit 3.01

                                    EXHIBIT A
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          NDE ENVIRONMENTAL CORPORATION
                            (A DELAWARE CORPORATION)
                 (Originally incorporated on November 23, 1988)

                                    ARTICLE 1

          The name of the Corporation is NDE Environmental Corporation.

                                    ARTICLE 2

          The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                                    ARTICLE 3

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

                                    ARTICLE 4

          The total number of shares of stock of all classes which the corporation has authority to issue is 50,010,000 shares, consisting of 50,000,000 shares of Common Stock with a par value of $0.0001 per share, and 10,000 shares of Preferred Stock with a par value of $0.0001 per share. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, the liquidation preferences and the other preferences, powers, rights, qualifications, limitations and restrictions of any wholly unissued class or series of Preferred Stock and the number of shares constituting any such series and the designation thereof.

          The Board of Directors is further authorized to increase or decrease the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding, subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE 5

          The stockholders of the Corporation holding a majority of the Corporation's outstanding voting stock shall have the power to adopt, amend or repeal the Bylaws. The Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation, except as such power may be expressly limited by Bylaws adopted by the stockholders.


                                    ARTICLE 6

          Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. If, as of the record date of any meeting of the stockholders or the date of any action by written consent, the aggregate number of directors which the holders of the Preferred Stock, either voting together as a class or as separate series, as the case may be, are entitled to elect (the "Preferred Number") shall be less than the authorized number of directors, then the holders of the Common Stock, voting together as a single class, shall be entitled to elect a number of directors equal to the difference between the authorized number of directors and the Preferred Number.

                                    ARTICLE 7

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (I) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

          Any repeal or modification of the foregoing provisions of this Article 7 shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE 8

          The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article 8.

          A.(1  )Except as  otherwise  expressly  provided  in Section B of this
     Article 8:

          (i)any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of ten percent (10%) or more of the total value of the assets of the Corporation and its consolidated subsidiaries as reflected in the most recent balance sheet of the Corporation; or

          (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof having an aggregate Fair Market Value of $10,000,000 or more; or

          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

          (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder; shall require the affirmative vote of the holders of at least 66 2/3 percent of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter in this Article 8 referred to as the "Voting Stock.), voting together as a single class (it being understood that, for purposes of this Article 8, each share of the Voting Stock shall have the number of votes granted to it pursuant to the Certificate of Incorporation, including any designation of the rights, powers and preferences of any class or series of Preferred Stock (a "Preferred Stock Designation.)). Such affirmative vote shall be requried notwithstanding any other previsions [sic] of this agreement with any national securities exchange which might otherwise permit a lesser vote or not vote, but such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or the Certificate of Incorporation or any Preferred Stock Designation.

          (2) The term "Business Combination" as used in this Article 8 shall mean any transaction which is referred to in any one or more of subparagraphs (I) through (v) of paragraph (1 ) of this Section A.

          B. The provisions of Section A of this Article 8 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, any Preferred Stock Designation or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, the condition specified in the following paragraph (1) is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs (1 ) and (2) are met:

          (1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defines), even if the Continuing Directors do not constitute a quorum of the entire Board of Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

          (2) All the following conditions shall have been met:

          (i) The consideration to be received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has paid for shares of such class of Voting Stock within the two-year period ending on and including the date on which the Interested Shareholder became an Interested Shareholder (the Determination Date"). If, within such two-year period, the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Interested Shareholder within such two-year period.

          (ii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the date (the "Consummation Date") of the consummation of the Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph 2 (ii) shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Interested Shareholder has previously acquired any shares of Common Stock)

          (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of The Bank of America N.T. & S.A. (or such other major bank headquartered in the State of California as may be selected by the Continuing Directors) from time to time in effect in the City of San Francisco, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination. Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; or

          (b)  the  Fair  Market   Value  per  share  of  Common  Stock  on  the
     Announcement Date.

          (iii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class, other than Common Stock, of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph
     (2) (iii) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

          (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of The Bank of America N.T. & S.A (or such other major bank headquartered in the City of San Francisco as may be selected by the Continuing Directors) from time to time in effect in the City of San Francisco, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of such class of Voting Stock; or

          (b) the Fair Market Value per share of such class of Voting Stock on the Announcement Date; or

          (c) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          (iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming and Interested Shareholder.

          (v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately, solely in such interested Shareholder's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (vi) A proxy or information statement describing the proposed Business Combination complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) and setting forth, as an exhibit thereto, the opinion of an investment banking firm selected by a majority of the Continuing Directors, or, if there are no Continuing Directors, an opinion of the investment banking firm most recently retained by the Corporation before the Interested Shareholder became an Interested Shareholder, or any successor in interest to such investment banker, that the proposed Business Combination is fair from a financial point of view to the stockholders of the Corporation other than the Interested Shareholder, shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

          C. For the purposes of this Article 8:

          (1 ) A "person" shall mean any individual, firm, corporation or other entity.

          (2) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

          (i) it is the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the outstanding Voting Stock; or

          (ii) is an Affiliate of the Corporation and at any time within the three-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the then- outstanding Voting Stock; or

          (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the three-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (3) A person shall be a "Beneficial owner' of any Voting Stock:

          (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

          (ii) which such person or any of its Affiliates of Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (4) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (2) of this section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.


          (5) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on July 1, 1987 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

          (6) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (2) of this section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (7) "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Boards prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

          (8) "Fair Market Value" means: (I) in the case of stack, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on any foreign exchange(s) upon which such stock is listed, or, if such stock is not so listed, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

          (9) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (2) (ii) and (2) (iii) of Section B of this Article 8 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          D. A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such determination as is hereinafter in this Section D specified is to be made by the Board) shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 8, including, without limitation, (1 ) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the applicable conditions set forth in paragraph (2) of section B have been met with respect to any Business Combination, (5) whether the assets which are the subject of any Business Combination referred to in paragraph (1) (ii) of section A have an aggregate Fair Market Value of 10% of the assets of the Corporation and its consolidated subsidiaries as reflected in the most recent balance sheet of the Corporation, and (6) whether the consideration to be received for the insurance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in paragraph (1 ) (iii) of section A has an aggregate Fair Market Value of $10,000,000 or more.

          E. Nothing contained in this Article 8 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.


          F. The fact that any Business Combination complies with the provisions of Paragraph 2 of Section B of this Article 8 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

          G. Notwithstanding any other provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or not vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least 66-213 percent of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class shall be required to amend or repeal Article 8.

                                    ARTICLE 9

          The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                 * * * * * * * *

          NDE Environmental Corporation, a Delaware corporation, hereby certifies that the foregoing Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented, has been duly adopted by the corporation's Board of Directors and stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

          IN  WITNESS  WHEREOF,   said  corporation  has  caused  this  Restated
     Certificate of Incorporation to be signed by its duly authorized officers this 22 day of May, 1966.



                                       NDE ENVIRONMENTAL CORPORATION

                                       By:       /s/ A. DANIEL SHARPLIN
                                                 -------------------------------
                                                 A. Daniel Sharplin, President

ATTEST:
/s/ ERIC J.(RICK)  HOPKINS
-----------------------------------
Eric J. (Rick) Hopkins, Secretary